UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2017

ALERE INC.
(Exact name of registrant as specified in charter)
Delaware	1‑16789	04‑3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

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Item 8.01.	Other Events

Arriva Medical is Alere Inc.’s durable medical equipment, or DME, supply business that furnishes diabetic testing supplies via mail order, including blood glucose monitors, test strips, lancets, lancing devices, and control solutions, as well as other related medical supplies in the United States.

On October 12, 2016, Arriva Medical received a notice, dated October 5, 2016, that its Medicare enrollment would be revoked by the Centers for Medicare & Medicaid Services, or CMS, based on CMS’ assertion that, over a five-year period, out of the approximately 5.7 million Medicare claims made for about one million unique beneficiaries, Arriva had allegedly submitted claims for 211 Medicare beneficiaries who were deceased on the date their products were shipped (even if the products were appropriately ordered in advance of the patient’s death). Arriva Medical’s initial appeal of this determination was denied by CMS, and Arriva’s Medicare enrollment was revoked effective November 4, 2016, pending the outcome of further appeals. Arriva Medical conducted an investigation into the issue and does not believe that it received or, if received, retained, any Medicare reimbursement for the DME items at issue for these 211 Medicare beneficiaries. In addition, CMS subsequently provided notice that Arriva Medical’s competitive bidding contract would be terminated as a result of the revocation of its enrollment.

On December 27, 2016, Arriva Medical filed an appeal for an administrative law judge, or ALJ, hearing seeking to permanently reinstate Arriva’s Medicare enrollment status retroactive to the November 4, 2016 revocation date. On April 25, 2017, the administrative law judge upheld CMS’s revocation of Arriva Medical’s Medicare enrollment. We intend to proceed with the administrative appeals process by appealing the ALJ decision to the Department Appeals Board.

Unless and until its enrollment status is reactivated, Arriva Medical will be ineligible for reimbursement for any products or services furnished to Medicare beneficiaries after November 4, 2016. If the enrollment is reactivated retroactive to November 4, 2016, we would be able to bill and be reimbursed for all covered products or services furnished since that date.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: May 1, 2017	By:	/s/ Douglas Barry
Douglas Barry
Associate General Counsel